CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Aspire Japan, Inc., for the Quarter ending July 31, 2007, I, Daisuke David Nakajima, Chief Executive Officer of Aspire Japan, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the period ending July 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB for the period ended July 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Aspire Japan, Inc.

Date: September 19, 2007

/s/ Daisuke David Nakajima
Daisuke David Nakajima
Chief Executive Officer